UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

      Date of report (Date of earliest event reported)  April 3, 2007 (March 30, 2007)

Sequa Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdictionof Incorporation)

               1-804   13-1885030

    (Commission File Number) (IRS Employer Identification No.)

         200 Park Avenue, New York, New York    10166

      (Address of Principal Executive Offices)     (Zip Code)

(212) 986-5500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      [  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [  ]            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)        Entry into ordinary course named executive officer compensation actions.

            On March 30, 2007, the Compensation Committee of the Board of Directors of Sequa Corporation (the “Company”) approved the targets for 2007 for the participants in the Company's management incentive bonus programs and targets for the third performance period of the Company’s Long-Term Incentive Plan (the “LTIP”) covering the period from January 1, 2007 through December 31, 2009.

The Management Incentive Bonus Programs ("MIBP"s) – 2007 Targets

            The total bonuses paid under the aggregate of the MIBP for Corporate Executive Officers and the MIBP for Corporate Non-Executive Officers and Corporate Staff is limited to 10% of the consolidated pre-tax earnings from continuing operations before deduction for such bonuses.  The MIBP for Corporate Executive Officers (“MIBP I”) is being presented to the Company’s stockholders for approval at the 2007 Annual Meeting of Stockholders in accordance with Section 162(m) of the Internal Revenue Code and to approve the following amendments to MIBP I:  (1) a change of the percentage of Budgeted EPS for the attainment of “Outstanding” from 150% to 120%, (2) a change to the lower threshold of the percentage of Budgeted EPS required to be attained from 85% to 80%, (3) a change in the way that numbers are interpolated between categories from a straight-line basis to a curve with an increasing slope near the limit points of “Minimum” and “Outstanding” approved by the Compensation Committee, and (4) several other minor changes to the wording of several provisions of the plan.

            The targets established for the award of bonuses under the MIBPs to the named executive officers with respect to performance during 2007 are as follows:

Potential Percentage of Salary payable as bonus under the MIBPs -

PARTICIPANTS in the MIBP for Corporate Executive Officers	If Performance by Company is Less Than 80% OF BUDGETED EPS	Potential Bonus Payment as a % of Salary at Par Performance by the Company (100% OF BUDGETED EPS)	Potential Bonus Payment as a % of Salary at Outstanding Performance by the Company (120% OF BUDGETED EPS)
Vice Chairman and Chief Executive Officer	0	50.0%	85.0%

Note:            The percentage of bonus payable increases as the EPS moves from 80% up to par performance, and likewise, between par and 120%.  Numbers between the categories are established from a curve approved by the Compensation Committee.  The curve has an increasing slope near the limit points of minimum and outstanding.  The potential bonus payment shown at 120% of Budgeted EPS is the maximum available regardless of how high the EPS actually goes.
PARTICIPANTS IN THE MIBP FOR CORPORATE NON-EXECUTIVE OFFICERS AND CORPORATE STAFF WHO PARTICIPATE IN THE LONG TERM INCENTIVE PLAN (1)	BELOW (80% of BUDGETED EPS)	PAR FINANCIAL PERFORMANCE (100% OF BUDGETED EPS)	OUTSTANDING FINANCIAL PERFORMANCE (120% OF BUDGETED EPS)
Company Financial Performance Points	0.0 points	30.0 points	60.0 points
Personal Performance Points	0.0 points	From 5.0 points to 10.0 points	From 5.0 points to 20.0 points
Total Percentage of Base Salary Payable as Bonus (Company Financial Performance plus Personal Performance)	0% of Base Salary	40% of Base Salary	80% of Base Salary

(1)Includes the Executive Vice President and Chief Financial Officer and the Senior Vice President, Legal of the Company.

Note:  The above chart assumes that the MIBP participant has achieved the required minimum personal performance rating of 5.0 points, without which no bonus award under this plan shall be payable.  Each point is equal to one percentage point of base salary.  Numbers between the categories are established from a curve approved by the Compensation Committee.  The curve has an increasing slope near the limit points of “Minimum and “Outstanding”.

PARTICIPANTS in the MIBP for Operating Divisions	BELOW 85% OF BUDGET	Minimum Bonus Level(2) (85% of Plan)	Target Bonus Level (“Par” Performance)	Maximum Bonus Level (120% of Plan)
Business Unit Heads who participate in the Long-Term Incentive Plan (3)	0	20%	40%	80%

(2) Assumes at least 85% achievement of the Operating Profit financial target.  The bonus pool from which bonuses will be paid to each participant will be calculated based upon the overall financial performance -- Operating Profit, Return on Net Assets (“RONA”) and operational excellence targets -- of the division.  No points for RONA or operational excellence targets are recognized for purposes of granting a bonus award unless Minimum Operating Profit is achieved.  The total bonuses paid to each Group or Division under the MIBP for Operating Divisions will not exceed 10% of operating profit of the Group/Division before deduction for the accrued bonus pool.

(3)Includes the Senior Vice President, Specialty Chemicals and the Senior Vice President, Metal Coating.

Long-Term Incentive Plan - Target Percentages for the Third Performance Period

            For the performance period beginning on January 1, 2007 and ending on December 31, 2009, the Compensation Committee has determined the following target payout percentages for participants in the event that the applicable target economic profit is met:

            Vice Chairman and CEO    40% of base salary

            All other participants            30% of base salary

            The actual amount of any payout under the LTIP can be less than, equal to, or more than the target, depending on the actual economic profit for the above period.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        SEQUA CORPORATION

                        By: /s/ John J. Dowling III

                        Name:                        John J. Dowling III

                        Title:                        Senior Vice President, Legal

Dated:  April 3, 2007